UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008

Clark Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32735 (Commission File Number)	43-2089172 (IRS Employer Identification No.)

121 New York Avenue, Trenton, New Jersey (Address of Principal Executive Offices)	08638 (Zip Code)

Registrant’s telephone number, including area code: 609-396-1100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2008, Clark Holdings Inc. (formerly Global Logistics Acquisition Corporation) (“Clark”) received notice from the American Stock Exchange LLC (“Amex”) indicating that it no longer complies with Amex’s listing standards due to the requirement of a minimum of 400 public shareholders, as set forth in Section 102(a) of the Company Guide, and that its securities are, therefore, subject to possible delisting from Amex. Clark has appealed this determination and has requested a hearing before a committee of Amex. Although Clark believes it will be able to satisfy Amex’s criteria and remain listed, there can be no assurance that Clark’s request for continued listing will be granted. Until this appeal is heard and considered, Clark’s units, common stock and warrants will be listed under the symbols GLA.U.BC, GLA.BC and GLA.WS.BC, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
99.1	Press release dated February 21, 2008, announcing notice of delisting from the American Stock Exchange LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2008

CLARK HOLDINGS INC.

By:	/s/ Timothy Teagan
Name: Timothy Teagan Title: Chief Executive Officer and President